Exhibit 8.2
[Letterhead of Cleary Gottlieb Steen & Hamilton LLP]
[date], 2007
Banco Bilbao Vizcaya Argentaria, S.A.
Paseo de la Castellana, 81 — Pl. 20
28046 Madrid, Spain
Attention: Eduardo Arbizu, Chief Legal Counsel
Dear Mr. Arbizu:
     Reference is made to the Registration Statement on Form F-4 (as amended through the date hereof, the “Registration Statement”) of Banco Bilbao Vizcaya Argentaria, S.A., a bank organized and existing under the laws of Spain (“BBVA”), relating to (i) the proposed formation of a Virginia corporation (“Company Virginia Sub”) that is a new direct, wholly owned subsidiary of Compass Bancshares, Inc., a Delaware corporation (“Compass”), (ii) the proposed merger of Compass with and into Company Virginia Sub, with Company Virginia Sub surviving the merger, (iii) the proposed statutory share exchange between Company Virginia Sub and BBVA pursuant to which Company Virginia Sub becomes a direct, wholly owned subsidiary of BBVA and (iv) the proposed merger of Company Virginia Sub with and into a Texas corporation (“Parent Texas Sub”) that is a new direct, wholly owned subsidiary of BBVA, with Parent Texas Sub surviving the merger.
     We are of the opinion that the statements set forth under the heading “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement, insofar as such statements purport to describe federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of the transactions described therein.
     We are furnishing this opinion to you solely in connection with the Registration Statement, and we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Compass Bancshares, Inc.

Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP
By

[ ], a Partner

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